UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 10, 2025

DMC Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14775	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.05 Par Value	BOOM	The Nasdaq Global Select Market
Stock Purchase Rights		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 10, 2025, DMC Global Inc. (the “Company”) and certain domestic subsidiaries entered into an amendment (the “Second Amendment”) to its existing credit agreement with a syndicate of banks, led by KeyBank National Association (the “Credit Agreement”).

The Second Amendment provides for certain changes to the Credit Agreement, including modifications to the Company’s financial covenants and applicable interest rates to accommodate the possible acquisition of the remaining 40% minority interest in Arcadia Products, LLC, a Colorado limited liability company (“Arcadia”), currently 60% owned by the Company. The proceeds of the loans are permitted to be used for working capital, refinancing of indebtedness, other general corporate purposes of the Company, and permitted acquisitions, including the acquisition of the remaining ownership in Arcadia.

Key provisions of Second Amendment include a temporary increase in the Company’s maximum leverage ratio to 3.5x adjusted EBITDA over the trailing 12 months — up from 3.0x — should either the put or call option be exercised. This elevated leverage limit will apply for the first two quarters following payment of the purchase price of the put or call option, followed by a reduction to 3.25x in the third quarter, and a return to 3.0x thereafter. Additionally, proceeds under the existing $50 million delayed draw term loan facility set to expire on February 6, 2026, may now be held (to the extent drawn on such facility prior to expiration) in a restricted account after the expiration of such facility for purposes of paying the purchase price of the put or call option in the future.

The obligations under the Credit Agreement remain secured by the assets of the Company, including accounts receivable, inventory, and fixed assets, as well as guarantees and share pledges by the Company and its subsidiaries.

The foregoing description of the Second Amendment is qualified in its entirety by the text of the Second Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01     Regulation FD Disclosure.

On June 11, 2025, the Company issued a press release announcing the information set forth in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information provided in Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, unless specifically stated so therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Second Amendment to the Credit Agreement, dated June 10, 2025, by and between DMC Global Inc., certain of its domestic subsidiaries as borrowers, the lenders party thereto and KeyBank National Association, as administrative agent, a swing line lender and an issuing lender.

99.1	Press Release, dated June 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC GLOBAL INC.

Dated:	June 11, 2025	By:	/s/ Eric V. Walter
Name: Eric V. Walter
Title: Chief Financial Officer